                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                     --------------------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                                AMENDMENT NO. 2

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                November 14, 1997

                                    KTI, INC.
               (Exact name of Registrant as specified in Charter)

       New Jersey                      33-85234                     22-2665282
--------------------------------------------------------------------------------
(State or other juris-                (Commission                 (IRS Employer
diction of incorporation)             File Number)                Identification
                                                                      Number)

7000 Boulevard East, Guttenberg, New Jersey                            07093
--------------------------------------------------------------------------------
(Address of principal executive office)                              (Zip Code)

Registrant's telephone number including area code-          (201) 854-7777
                                                 -------------------------------

                                 Not Applicable
--------------------------------------------------------------------------------
         (Former name and former address, as changed since last report)

Item 2. Acquisition or Disposition of Assets.

      On November 14, 1997, the Company completed the acquisition of three recycling facilities located in Franklin Park, Illinois, a suburb of Chicago, Charlestown, Massachusetts, a suburb of Boston, and in Newark, New Jersey. The facilities will be operated by wholly owned subsidiaries of the Company under the name of KTI Recycling. The three facilities are capable of processing approximately 50,000 tons of post consumer and commercial recyclables per month. The facilities were purchased as part of an asset purchase from Prins
Recycling Corp. and its subsidiaries ("Prins") pursuant to an order of the Bankruptcy Court for the District of New Jersey entered on November 6, 1997. In addition to the facilities, the Company purchased substantially all of the remaining assets of Prins, principally property, plant, and equipment and accounts receivable, and assumed certain post-petition liabilities. The purchase price was approximately $14.4 million, including $14.2 million in cash and the assumption of $200,000 of trade payables.

      The purchase was financed in part by a term loan of $7.5 million provided by Key Bank, National Association, bearing interest at said Bank's base rate plus 1.25% per annum, amortized with level monthly principal payments amortized over 60 months. The term loan is secured by a mortgage on the Franklin Park, Illinois facilities, all property and equipment at the three facilities not pledged to third parties and accounts receivable of the three facilities. The balance of the purchase price was paid using cash on hand and by a temporary draw of $3,000,000 on the Company's revolving line of credit provided by Key Bank, National Association.

      A subsidiary of the Company had operated Prins from May 1, 1997 until the closing of the purchase. Pursuant to an agreement with Prins' principal secured lender, the Company received a one-time management fee of $700,000, paid by said lender.

Item 5. Other Events

      The Company completed an amendment to its Amended and Restated Revolving and Term Loan Agreement with Key Bank, National Association, adding the Term Loan provision referred to above, effective as of November 14, 1997.

Item 7. Financial Statements and Exhibits

      (a) Financial Statements of the business acquired.

      The audited balance sheets of Prins Recycling Corp. (Debtor-in-possession) and its subsidiaries as of December 31, 1996 and 1995 and the related statements of operations, changes in shareholders' equity (deficit), and cash flows for the years then ended are included on pages F-1 through F-19. In addition, the interim unaudited financial statements for the periods ending September 30, 1997 and 1996 are included on pages F-20 through F-23.

(b) Pro Forma Financial information.

      The following pro forma condensed combined financial statements are based on the historical financial statements of the Company, of PERC, and of Prins. The pro forma condensed combined statement of operations assumes that the Company purchased the increased interest in PERC and the Prins assets at the beginning of the respective periods. The Company's financial statements on Form 10-Q for the quarterly period ended September 30, 1997 consolidate PERC for balance sheet purposes. Accordingly, the adjustments shown here are for the consolidation of Prins, and for the increase in ownership of PERC to 71.3%.

      The pro forma condensed combined statements of operations are not necessarily indicative of operating results which would have been achieved had this transaction been completed at the beginning of the respective periods and should not be construed as representative of future operations.

                                    KTI, Inc.
                    December 30, 1996 and September 30, 1997
     Notes to Pro Forma Condensed Combined Financial Statements (Unaudited)

1. Description of Transactions

On September 30 and November 12, 1997, the Company purchased 49.5% and 14.8% limited partnership interests in Penobscot Energy Recovery Company, Limited Partnership, a Maine limited partnership ("PERC"), respectively, from The Prudential Insurance Company of America ("Prudential") for approximately $12 million and $2.1 million, respectively. Prior to September 30, 1997, the Company held a 7% general partnership interest in PERC. The September purchase price included a $300,000 option to purchase an additional percentage of PERC, which was exercised as part of the November 12 transaction.

On November 14, 1997, the Company completed the acquisition of three recycling facilities located in Franklin Park, Illinois, a suburb of Chicago, Charlestown, Massachusetts, a suburb of Boston, and in Newark, New Jersey. The facilities will be operated by wholly owned subsidiaries of the Company under the name of KTI Recycling. The three facilities are capable of processing approximately 50,000 tons of post consumer and commercial recyclables per month. The facilities were purchased as part of an asset purchase from Prins Recycling Corp. and its subsidiaries ("Prins") pursuant to an order of the Bankruptcy Court for the District of New Jersey entered on November 6, 1997. In addition to the facilities, the Company purchased substantially all of the remaining assets of Prins, principally property, plant, and equipment and accounts receivable, and assumed certain post-petition liabilities. The purchase price was approximately $14.4 million, including $14.2 million in cash and the assumption of $200,000 of trade payables.

The purchase was financed in part by a term loan of $7.5 million provided by Key Bank, National Association, bearing interest at said Bank's base rate plus 1.25% per annum, amortized with level monthly principal payments amortized over 60 months. The term loan is secured by a mortgage on the Franklin Park, Illinois facilities, all property and equipment at the three facilities not pledged to third parties and accounts receivable of the three facilities. The balance of the purchase price was paid using cash on hand and by a temporary draw of $3,000,000 on the Company's revolving line of credit provided by Key Bank, National Association.

2. Pro Forma Adjustments

Balance Sheet as of September 30, 1997

(i)     Payment of $14.2 million of cash for the acquisition of Prins assets.

(ii) Purchase of additional interest of 14.8% in PERC for $2,100,000 in cash, exercise of the $300,000 option to purchase, and the resulting adjustment of property, plant and equipment and minority interest of PERC.

(iii)   Recording of goodwill resulting from acquisition of Prins assets.

(iv)    Elimination of liabilities paid at closing.

(v) Eliminate Prins liabilities subject to compromise not assumed as part of purchase price.

(vi) Record term loan of $7,500,000 payable used to finance a portion of the Prins asset purchase.

(vii)   Elimination of Prins' equity accounts.

Results of Operations, year ended December 31, 1996

(1)   Elimination of Management fees charged by the Company to PERC.

(2) Reduction in depreciation of property, plant, and equipment as a result of the adjustment of PERC asset values in connection with the purchase of the additional PERC partnership interests.

(3)   Elimination of the Company's 7% equity earnings in PERC.

(4)   Recording of additional minority interest in earnings of PERC.

(5) Dividends on $21,400,000 of 8.75% Preferred Stock. Net proceeds were used to complete the PERC transactions and the Prins acquisition.

(6)   Elimination of antidilutive common stock equivalents.

(7)   Amortization of goodwill resulting from Prins acquisition.

(8) Elimination of asset impairment which would not arise based on fair values assigned to the assets acquired in the Prins acquisition.

(9)   Elimination of bankruptcy and reorganization costs incurred by Prins.

(10) Elimination of interest on Prins' debt at default rate and recording of interest expense on $7,500,000 term loan.

Results of Operations, nine months ended September 30, 1997.

(a) Reduction in depreciation of property, plant, and equipment, as a result of the adjustment of PERC asset values for the purchase of the additional PERC partnership interests.

(b)   Elimination of pre-acquisition earnings of PERC.

(c)   Recording of additional minority interest in earnings of PERC.

(d) Dividends on $21,400,000 of 8.75% Preferred Stock. Net proceeds were used to complete the PERC transactions and the Prins acquisition.

(e) Additional common shares assumed outstanding based on the dilutive effect of the Preferred Stock issue at $11.75 per share.

(f) Elimination of fees paid by Prins' principal secured lender to KTI for management services which the Company provided between April 1997 and the completion of the asset purchase.

(g)   Amortization of goodwill resulting from Prins acquisition.

(h)   Elimination of bankruptcy and reorganization costs incurred by Prins.

(i) Elimination of interest on Prins debt at default rate and recording of interest expense on $7,500,000 term loan.

                                    KTI Inc.
                        Pro Forma Combined Balance Sheet
                               September 30, 1997

                                                                        Prins
                                                                    Recycling         Pro Forma               Pro Forma
                                                  KTI, Inc.            Corp.        Adjustments               KTI, Inc.
                                                  ---------        ---------        -----------               ---------
Assets
Current Assets
  Cash and cash equivalents                     $ 15,866,847    $          -     $  (8,300,000)(i),(ii)(iv) $  7,566,847
  Restricted Funds, current portion               15,397,651                          (500,000)(i)            14,897,651
  Accounts receivable, net                        19,274,847       2,739,093                                  22,013,940
  Consumables and Spare Parts                      5,669,746         120,494                                   5,790,240
  Notes Receivable, current portion                  441,151          18,012                                     459,163
  Other Receivables                                  552,474                                                     552,474
  Prepaid expenses and other current assets        1,631,759          75,500          (300,000)  (ii)          1,407,259
                                                ------------    ------------     -------------              ------------
Total current assets                              58,834,475       2,953,099        (9,100,000)               52,687,574

Restricted Funds, net of current portion           4,828,519                                                   4,828,519
Deferred Costs, net                                4,354,847                                                   4,354,847
Goodwill and other intangibles, net               12,192,534                         4,189,204   (iii)        16,381,738
Other assets                                       1,374,135         465,751                                   1,839,886
Property, plant, and equipment, net              152,232,501       6,836,975        (2,733,898)  (ii)        156,335,578
                                                ------------    ------------     -------------              ------------
                                                $233,817,011    $ 10,255,825     $  (7,644,694)             $236,428,142
                                                ============    ============     =============              ============
Liabilities and stockholders' (deficiency)
equity

Current liabilities
  Accounts payable                              $  7,820,304    $  4,338,412     $  (4,138,412)  (iv)       $  8,020,304
  Accrued expenses                                 2,143,435          33,286           (33,286)  (iv)          2,143,435
  Liabilities subject to compromise                               26,266,710       (26,266,710)  (v)                   -
  Capital leases, current portion                                     45,029                                      45,029
  Short-term and current portion of long-term
   debt                                           12,258,403                         1,500,000   (vi)         13,758,403
  Other current liabilities                        1,739,718                                                   1,739,718
                                                 -----------    ------------     -------------              ------------
Total current liabilities                         23,961,860      30,683,437       (28,938,408)               25,706,889

Other Liabilities                                  2,513,741                                                   2,513,741
Amounts payable to banks, less current portion    75,361,922                         6,000,000   (vi)         81,361,922
Minority Interest                                 26,795,520                        (5,133,898)  (ii)         21,661,622
Deferred income                                   37,500,000                                                  37,500,000

Stockholders' (deficiency) equity
  Preferred stock, 10,000,000 shares
   authorized:

Series A                                           3,707,744                                                   3,707,744
Series B                                          19,984,240                                                  19,984,240
Common Stock                                          82,709          16,604           (16,604) (vii)             82,709
Additional paid-in capital                        52,318,330      42,177,202       (42,177,202) (vii)         52,318,330
Accumulated deficit                               (8,409,055)    (62,621,418)       62,621,418  (vii)         (8,409,055)
                                                 -----------    ------------     -------------              ------------
Total stockholders' (deficiency) equity           67,683,968     (20,427,612)       20,427,612                67,683,968
                                                 -----------    ------------     -------------              ------------
                                                $ 233,817,011   $ 10,255,825     $  (7,644,694)             $236,428,142
                                                =============   ============     =============              ============

                                    KTI, Inc.
        Pro Forma Condensed Combined Statement of Operations (Unaudited)
                          Year ended December 31, 1996

                                                                                                     Pro forma           Pro forma
                                                        KTI, Inc.        PERC           Prins       Adjustments          KTI, Inc.
                                                        ---------        ----           -----       -----------          ---------

Revenues
  Electric Power Revenues                             $ 20,820,860   $ 18,478,405                                     $  39,299,265
  Gain on Sale of Capacity                              33,203,252                                                       33,203,252
  Waste Processing Revenues                             11,024,265     11,807,454                  $   (530,786) (1)     22,300,933
  Other Waste Handling Revenues                          3,459,546                 $  24,997,168                         28,456,714
                                                      ------------   ------------  -------------   ------------       -------------
      Total Revenues
                                                        68,507,923     30,285,859     24,997,168       (530,786)        123,260,164

Costs and Expenses

  Electric power and waste processing and handling
    operating costs                                     26,453,290     15,660,582     19,235,108       (319,685) (2)     60,498,509
                                                                                                       (530,786) (1)
  Selling, general, and administrative expenses          2,389,008      5,353,385     22,488,360        837,841  (7)     31,068,594
  Impairment of Long-lived Assets                                                     26,678,000    (26,678,000) (8)              -
  Reorganization Costs                                                                   800,000       (800,000) (9)              -
  Interest, net                                          4,463,873      3,170,785      3,480,822     (2,749,572) (10)     8,365,908
                                                      ------------   ------------  -------------   ------------       -------------
    Total Costs and Expenses                            33,306,171     24,184,752     72,682,290    (30,240,202)         99,933,011

Equity in net income of PERC                               332,655                                     (332,655) (3)              -
Loss on Sale and abandonment of Assets                                                (2,718,530)                        (2,718,530)
Loss of Sale of Investments                               (296,459)                                                        (296,459)
                                                      ------------   ------------  -------------   ------------       -------------
  Income (loss) from continuing operations before
    minority interest                                   35,237,948      6,101,107    (50,403,652)    29,376,761          20,312,164

    Minority Interest                                   18,609,797                                    1,751,018  (4)     20,360,815
                                                      ------------   ------------  -------------   ------------       -------------
  Income (loss) from continuing operations available
    for Shareholders                                    16,628,151      6,101,107    (50,403,652)    27,625,743             (48,651)

    Preferred Dividends                                                                               1,872,500  (5)      1,872,500
                                                      ------------   ------------  -------------   ------------       -------------
  Income (loss) from continuing operations for common
    shareholders                                      $ 16,628,151   $  6,101,107  $ (50,403,652)  $ 25,753,243       $  (1,921,151)
                                                      ============   ============  =============   ============       =============

  Income (loss) from continuing operations per common share and common share equivalent:

  Primary:                                            ------------                                                    -------------
    Income from continuing operations                        $2.61                                                            ($.33)
                                                      ============                                                    =============
  Weighted average number of common shares and common    6,359,593                                     (567,685) (6)      5,791,908
  share equivalents outstanding

  Fully Diluted:                                      ------------                                                    -------------
    Income from continuing operations                        $2.40                                                           ($.33)
                                                      ============                                                    =============

  Weighted average number of common shares and common    6,925,976                                   (1,134,068) (6)      5,791,908
  share equivalents outstanding

                                    KTI, Inc.
             Pro Forma Combined Statement of Operations (Unaudited)
                      Nine months ended September 30, 1997

                                                                                                      Pro forma          Pro Forma
                                                                   KTI, Inc.           Prins         Adjustments         KTI, Inc.
                                                                   ---------           -----         -----------         ---------

Revenues
  Electric Power Revenues                                        $ 30,389,250                                          $ 30,389,250
  Waste Processing Revenues                                        19,513,711                                            19,513,711
  Other Waste Handling Revenues                                    16,096,812       13,529,223       (700,000) (f)       28,926,035
                                                                 ------------    -------------    -----------          ------------
      Total Revenues                                               65,999,773       13,529,223                           78,828,996

Costs and Expenses
  Electric Power and Waste Processing Operating Costs              50,180,577       12,793,456    $  (239,764) (a)       62,734,269
  Selling, General, and Administrative expenses                     2,375,680        1,945,608        628,381  (g)        4,949,669
  Reorganization Costs                                                               1,205,803     (1,205,803) (h)                -
  Interest, Net                                                     3,699,876          732,894       (184,457) (i)        4,248,314
                                                                 ------------    -------------    -----------          ------------
      Total Costs and Expenses                                     56,256,133       16,677,761     (1,001,642)           71,932,252
                                                                 ------------    -------------    -----------          ------------

  Income from Continuing Operations before Minority Interest        9,743,640       (3,148,538)     1,001,642             6,896,744

    Pre-acquisition Earnings Minority Interest                     (3,983,766)                      3,983,766  (b)                -
    Minority Interest in Subsidiaries                              (1,229,287)                     (1,229,399) (c)       (2,458,686)
                                                                 ------------    -------------    -----------          ------------
  Income from Continuing Operations before Minority
   Interest                                                         4,530,587      (3,148,538)       3,756,010             4,438,059
      Preferred Dividends                                                                            1,400,527 (d)         1,400,527
                                                                 ------------    -------------    -----------          ------------
  Income from continuing operations available to Common
   Shareholders                                                  $  4,530,587    $ (3,148,538)    $  2,355,483         $   3,037,532
                                                                 ============    ============     ============         =============

  Income (loss) from continuing operations per common share and common share equivalent

   Primary:                                                      ------------                                          ------------
   Income from continuing operations                                    $0.59                                                 $0.39
                                                                 ============                                          ============

   Weighted Average number of common shares and common              7,726,900                                             7,726,900
   share equivalents outstanding

   Diluted:                                                      ------------                                          ------------
   Income from continuing operations                                    $0.59                                                 $0.46
                                                                 ============                                          ============

   Weighted Average number of common shares and common              8,040,449                        1,507,728  (e)       9,548,177
   share equivalents outstanding


(c)  Exhibits

      4.1      News release dated November 13, 1997
      4.2      News release dated November 14, 1997
      4.3      Financial Statements of Prins Recycling
     23.1      Consent of Ernst & Young LLP


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 KTI, Inc.
                                                 (the Registrant)


Dated: January 26, 1998                          By: /s/ Martin J. Sergi
                                                    ----------------------------
                                                    Name: Martin J. Sergi
                                                    Title: President

                                EXHIBIT INDEX
                                -------------


    Exhibit Number                   Description
    --------------                   -----------

         4.1             *   News release dated November 13, 1997

         4.2             *   News release dated November 14, 1997

         4.3                 Financial Statements of Prins Recycling

        23.1                 Consent of Ernst & Young LLP
        -------
          * Previously filed